Exhibit 3.2
Vital Health Technologies, Inc.
Form 10-KSB
File No. 000-15243

                         RESTATED BYLAWS
                               OF
                 VITAL HEALTH TECHNOLOGIES, INC.
                FORMERLY CHERNE INDUSTRIES, INC.

                           ARTICLE ONE
                     OFFICES, CORPORATE SEAL

     Section 1.01. Registered Office. The registered office of the Corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The Corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

     Section 1.02. Corporate Seal. If so directed by the Board of Directors, the Corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation. The seal need only include the word "seal", but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

     Section 1.03. Shareholder Control Agreement. In the event of any conflict or inconsistency between these Bylaws, or any amendment hereto, and any shareholder control agreement, whenever adopted, such shareholder control agreement shall govern the rights of the parties.

                           ARTICLE TWO
                    MEETINGS OF SHAREHOLDERS

     Section 2.01. Place and Time of Meetings. Annual or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

     Section 2.02. Annual Meetings. An annual meeting of the shareholders shall be held on an annual basis as determined by the Board of Directors. At each annual meeting, the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.


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     Section 2.03. Demand by Shareholders. Annual or special
meetings may be demanded by a shareholder or shareholders under the following circumstances:

     (a) If an annual meeting of shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of all voting shares may demand an annual meeting of shareholders by written notice of demand given to the Chief Executive Officer or the Chief Financial Officer of the Corporation. If the Board fails to cause an annual meeting to be called and held as required by law, the shareholder or shareholders making the demand may call the meeting by giving notice as required by law, all at the expense of the Corporation.

     (b) Special meetings of the shareholders will be called by the Chief Executive Officer, or such other officer as may be designated by the Board of Directors, upon written request of two members of the Board of Directors, or upon a written request of shareholders holding ten percent (10%) or more of the shares entitled to vote, delivered to the President; the notice must specify the purpose of the meeting. Within 30 days after receipt of the notice of demand by the President, the Board of Directors must call a special meeting of the shareholders to be held within ninety (90) days of receipt of the notice. No business shall be transacted at any special meeting of the shareholders except that stated in the notice of the meeting.

     Section 2.04. Quorum; Adjourned Meetings. The holders of a majority of the voting power of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. If, however, a quorum shall not be present in person or by proxy at any meeting of the shareholders, those present shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting of the date, time and location of the reconvening of the adjourned meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders may continue to transact business until adjournment even though the withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. No proxy shall be valid after eleven (11) months from its date, unless the proxy expressly provides for a longer period. Unless otherwise provided by the Articles of Incorporation or resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Shares owned by two or more shareholders may be voted by any one of them unless the Corporation receives written notice, addressed to the Board of Directors at the address of the registered office, from any one of them denying the authority of that person to vote those shares. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All elections in question shall be decided by a majority vote of the shares entitled to vote at a duly convened meeting except as otherwise required or permitted by statute, Articles of Incorporation or Bylaws.


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     Section 2.06. Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least 10 days prior to the meeting, but not more than 60 days before the date of the meeting; provided, that at least 14 days' notice must be given of a meeting at which any of the following is to be considered:

     (a) When shareholders are required by law to authorize the sale, lease, transfer or otherwise dispose of all or substantially all of its property and assets including its good will, not in the usual and regular course of its business.

     (b) When shareholders are required by law to adopt an agreement of merger or plan of exchange. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called and the business transacted at all special meetings shall be confined to the purposes stated in the call, unless all the shareholders are present in person or by proxy and none of them objects to the consideration of a particular item of business.

     Section 2.07. Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall constitute a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in consideration of the item at the meeting.

     Section 2.08. Authorization without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if authorized in writing or writings signed by all shareholders who would be entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

     Section 2.09. Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective.

     Section 2.10. Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.


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                          ARTICLE THREE
                            DIRECTORS

     Section 3.01. General Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors. The Board of Directors has the power to create and issue rights, warrants, or options for the purchase of the Corporation's shares. The Board of Directors may declare dividends payable to the shareholders in cash or in shares. The shares of the Corporation may be sold as and when the Board of Directors shall determine. The Board of Directors may exercise all powers of the Corporation and do all lawful acts not required by the Articles of Incorporation, these Bylaws, or statute to be done by the shareholders.

     Section 3.02. Number, Qualification and Term of Office. The Board of Directors shall consist of not less than three persons. The number of Directors shall be determined by the number of persons elected to serve in such capacity at each annual meeting of the shareholders of this Corporation, or at any special meeting called and held for that purpose; provided, however, that the Board of Directors may, by the affirmative vote of not less than two-thirds (2/3) of those persons serving as Directors at the time of such vote, at any meeting duly called and held for such purposes, increase the number of directorships so established. Any newly-created directorship resulting in such increase in the authorized number of directors by such action of the Board of Directors may be filled by a vote of not less than two-thirds (2/3) of those persons serving as directors at the time of such increase; and each person so elected shall be a director until a successor is elected by the shareholders. The directors need not be shareholders. Each of the directors shall hold office until the annual meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as hereinafter provided.

     Section 3.03. Board Meetings, Place and Notice. meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the Corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Board meetings may be called by any director on 24 hours notice to each director. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a director, other than a director who is the Chief Executive Officer, shall state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

     Section 3.04. Waiver of Notice. A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice for that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.


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     Section 3.05. Electronic Communications. A conference among directors by any means of communication through which directors may simultaneously hear each other during the conference constitutes a Board meeting if the same notice is given of the conference as would be required by a regular meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

     Section 3.06. Quorum. A majority of the directors currently holding office is a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining directors (provided such majority consists of not less than two directors) shall constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 3.07. Vacancies; Newly-Created Directorships. Vacancies in the Board of Directors of this Corporation by reason of death, resignation, increase in the number of Directors by shareholders to the minimum number required by Section 3.02 or otherwise, shall be filled-for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly-created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted in Section 3.02 may be filled by a two-thirds (2/3) vote of the directors serving at the time of such increase; and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.

     Section 3.08. Removal. The entire Board of Directors or any individual Director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of Directors, except as otherwise provided by law where the shareholders have the right to cumulate their votes. In the event that the entire Board or any one or more Directors be so removed, new Directors may be elected at the same meeting.

     Section 3.09. Committees. (a) A Resolution approved by the affirmative vote of a majority of the Board my establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section 3.10.
     (b) A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.
     (c) Minutes, if any, of committee meetings shall be available upon request to members of the committee and to any director.
     (d) Committee members are entitled to the same indemnification as is provided to directors under these Bylaws and under law.
     (e) Sections 3.03, 3.04, 3.05, 3.06 and 3.11 hereof shall
apply to committees and members of the committees to the same extent as those sections apply to the Board of Directors.


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     Section 3.10. Committee of Disinterested Persons. Pursuant
to the procedure set forth in Section 3.09, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interest of the Corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

     Section 3.11. Absent Directors. A director may give written consent or opposition to a proposal to be acted on at a Board meeting by giving a written statement to the Chairman of the Board or acting Chairman of the Board setting forth a summary of the proposal to be voted on containing a statement from the director on how he votes on such proposal. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of, or against, the proposal and shall be entered in the minutes or other record of action of the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 3.12 Resignation. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect when received by the Corporation, or at any later time specified therein. Acceptance of resignation shall not be necessary to make it effective.

     Section 3.13. Action Without a Meeting. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all the directors. If the proposed action need not be approved by the shareholders and if the Articles of Incorporation so provide, action may be taken by written consent by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. The written action is effective on the date when signed by all of the directors unless a different effective time is provided in the written action.

     Section 3.14. Compensation of Directors. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each Board meeting and may be paid a stated amount as a director or a fixed sum for attendance at each Board meeting, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefore.

                          ARTICLE FOUR
                            OFFICERS

     Section 4.01. Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officersor agents as it deems


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necessary   for   the   operation   and   management of the
Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman of the Board (who shall be director), a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

     Section 4.02. Chief Executive officer. Either the Chairman of the Board or the President of the Corporation may be determined from time to time by the Board to be the Chief Executive Officer of the Corporation. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Restated Articles, these By-Laws or the Board to some other officer or agent of the Corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

     Section 4.03 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefore; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

     Section 4.04 Chairman of the Board. The Chairman of the
Board of the Corporation shall preside at all meetings of the Board of Directors and shall perform such other functions as may be determined from time to time by the Board.

     Section 4.05 President. The President shall be the principal administrative officer of t Corporation and shall supervise and control the business affairs of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to him by the Board, or if authorized by the Board, such duties as assigned by the Chief Executive Officer.

     Section 4.06 Vice Presidents. Any one or more Vice Presidents, if any may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest

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ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

     Section 4.07 Secretary. The Secretary, unless otherwise determined by the Board, shall attend all meetings of the shareholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these ByLaws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

     Section 4.08 Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned to him by the Board.

     Section 4.09. Vacancies. If any office becomes vacant by reason of death, resignation, retirement, disqualification, removal, or other cause, the directors then in office, although less than a quorum, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

     Section 4.10. Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

     Section 4.11. Term. (a) All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

     (b) An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

     (c) A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief
Financial Officer shall, be filled for the unexpired portion of the term by the Board.

     Section 4.12. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.


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                          ARTICLE FIVE
                    SHARES AND THEIR TRANSFER

     Section 5.01. Certificates for Shares. (a) Certificates of shares, if any, of the Corporation shall be in such form as shall be prescribed by law and adopted by the Board of Directors, certifying the number of shares of the Corporation owned by each shareholder. The certificates shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the Chief Executive Officer or by the Chief Financial Officer or Secretary or by such officers as the Board of Directors may designate. Such certificates shall also have such legends as may be required by any shareholder agreement or other agreement. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

     (b) A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

     Section 5.02. Transfer of Shares. Transfer of certificated shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in- and upon surrender of the certificate or the certificates for such shares therefore properly endorsed. The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name or names the shares are registered on the books of the Corporation. The transfer of uncertificated shares, if any, shall be made by the means determined by the Board of Directors.

     Section 5.03. Loss of Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

     Section 5.04. Uncertificated Shares. Some or all of any or all classes and series of the shares of stock of this Corporation, upon a resolution approved by the Board of Directors, may be uncertificated shares. Within twenty (20) calendar days after the issuance or transfer of


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uncertificated shares, the Chief Executive Officer shall send to the shareholder such notice as required by Chapter 302A.

     Section 5.05. Transfer Agent and Registrar. The Board of
Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

     Section 5.06. Facsimile Signature. Where any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the Chief Executive Officer or other proper officer of the Corporation authorized by the Board of Directors, may be inscribed on the certificate in lieu of the actual signature of the officer. The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office does not affect the validity of the certificate if otherwise validly issued.

     Section 5.07. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

                           ARTICLE SIX
                         INDEMNIFICATION

     Section 6.01. Indemnification. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

     Section 6.02. Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                          ARTICLE SEVEN
                    GENERAL CORPORATE MATTERS

     Section 7.01. (a) Distribution. Subject to the provisions of the Articles of Incorporation of these Bylaws or any agreement to which the Corporation or party or by which it has notice, the Board of Directors may declare dividends (either payable in cash, property or shares), acquire, exchange shares or make other distributions with respect to shares, and such amounts in its opinion the condition and affairs of the Corporation shall render advisable. The Board of Directors shall fix a record date, for the purpose of determining the eligibility of shareholders on the date they received distributions, not more than sixty (60) days


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preceding the date of distribution; if no record date is
specified in the resolution approving distribution, the record date shall be the date of resolution.

     (b) Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 7.02 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation, such banks, trust companies or other depositories as the Board of Directors may select.

     Section 7.03. Loans. The Corporation may lend money to, guarantee an obligation of, become surety for, or otherwise financially assist a person to the extent permitted by Section 302A.501 of the Minnesota Statutes as now enacted or hereafter amended.

     Section 7.04. Voting Securities Held by Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation (a) to attend and to vote at any meeting of the security holders of other Corporations in which the Corporation may hold security; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other Corporation or on behalf of this Corporation. At such meeting by such proxy or by such writing in lieu of a meeting, the Chief Executive Officer shall possess any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                          ARTICLE EIGHT
               BOOKS OF RECORD, AUDIT FISCAL YEAR

     Section 8.01. Share Register. The Board of Directors of the Corporation shall cause to be kept at its principal executive office, or in other place or places within the United States as determined by the Board, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of the shares held, and the dates on which the certificates therefore were issued.

     Section 8.02. Books and Records and Other Documents. The
Board of Directors shall cause to be kept at its principal executive office, originals or copies of:

     (a) Records of all proceedings of the shareholders and directors for the last three years.

     (b) Its Articles of Incorporation and all amendments currently in effect.

     (c) Its Bylaws and all amendments currently in effect.


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     (d) Financial statements required by Minn. Stat. 302A.463
     and the financial statement for the most recent interim period prepared in the course of the operation of the Corporation for distribution to the shareholders or to the governmental agency as a matter of public record.

     (e) Reports made to shareholders generally within the last three years.

     (f) A statement of the names and usual business addresses of its directors and principal officers.

     (g) If applicable, voting trust agreements described in Minn.Stat. 302A.43.

     (h) If applicable, shareholder control agreements described in Minn. Stat. 302A.47.


     Section 8.03. Audit. The Board of Directors shall cause the records and books of account of the Corporation to be audited each fiscal year.

     Section 8.04. Fiscal Year. The fiscal year of the
Corporation shall begin on the first day in January of each year.

                          ARTICLE NINE
                           AMENDMENTS

     These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall be given to the Directors of such meeting. Such authority of the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws; provided, however, that the Board of Directors shall not adopt, amend or repeal any Bylaw fixing a quorum for any meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of Directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of Directors.

     Adopted this 6th day of February, 1985.

BY RESOLUTION OF THE BOARD OF DIRECTORS OF:

                          CHERNE INDUSTRIES, INC.

                         By: /s/Joan A. Cherne
                                Joan A. Cherne
                         Its: Secretary




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